EXHIBIT 99.1

Mawson Infrastructure Group Inc Announces New Board Appointment

Appoints Former U.S. Congressman from Pennsylvania as a Member of the Mawson Board of Directors

SHARON, Pa., Sept. 28, 2023 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) ("Mawson" or the "Company"), a digital infrastructure provider, announced today the appointment of Mr. Ryan Costello as an independent Member of the Board of Directors and independent Member of the Audit, Compensation and Nomination and Governance Committees commencing October 2, 2023. The Audit Committee will also subsequently consist of the required number of independent directors under NASDAQ Rules.

Mr. Costello previously served as U.S. Congressman from Pennsylvania (PA-6) from 2015-2019. During his tenure in the United States Congress, he served on the Congressional Committee on Energy and Commerce, which oversees a broad range of industries and policy areas, as well as the Transportation and Veteran’s Affairs Committees. He served as a fellow at the George Washington University Graduate School of Political Management and has been a visiting lecturer at American University. He received a Wharton Online Certificate in Economics of Blockchain and Digital Assets.

Greg Martin, Chairman of the Board of Mawson Infrastructure Group, Inc., commented, “I am delighted to welcome Ryan to our Board, as he brings a wealth of knowledge across several markets including digital assets, technology, and energy. We look forward to the valuable knowledge and perspective he will bring as the newest member of the Mawson Board of Directors."

Rahul Mewawalla, CEO and President, commented, “We are looking forward to having Ryan join our board of directors. We recently set new operational performance records across our sites and facilities in Pennsylvania. As we further advance our operations in the market, I would like to thank all the communities and partners that we work together with for their tremendous ongoing support of Mawson."

Ryan Costello, commented, “I am excited to join the Mawson Board of Directors, and I look forward to contributing to the success and strength of the Company as it drives its long-term growth strategy."

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure company. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson aligns digital infrastructure, sustainable energy, and next-generation fixed and mobile data center solutions, enabling efficient Bitcoin production and on-demand deployment of digital infrastructure assets. Mawson Infrastructure Group is emerging as a global leader in ESG focused digital infrastructure and Bitcoin mining.

For more information, visit: https://mawsoninc.com/

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Sandy Harrison
Chief Financial Officer
IR@mawsoninc.com